                                                                EXHIBIT 10.16













===============================================================================



                          LOAN AND SECURITY AGREEMENT

                       Dated as of _______________, 199__


                                    Between



                          ____________________________


                                 (the Borrower)

                                      and

                         [NATIONSBANK OF GEORGIA, N.A.]

                                  (the Lender)


===============================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

ARTICLE 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.2      Other Referential Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 1.3      Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE 2 - FACILITIES
A.       REVOLVING CREDIT FACILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section 2.1      Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section 2A.2     Manner of Borrowing Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . . . .   19
         Section 2A.3     Repayment of Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 2A.4     Revolving Credit Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 2A.5     Extension of Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 2A.6     Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
B.       TERM LOAN FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 2B.1     Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 2B.2     Manner of Borrowing and Disbursing Term Loan  . . . . . . . . . . . . . . . . . . . . . .   21
         Section 2B.3     Repayment of Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 2B.4     Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 2B.5     Prepayment of Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE 3 - GENERAL LOAN PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 3.1      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 3.2      Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 3.3      Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 3.4      Statements of Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 3.5      Reduction of Revolving Credit Facility; Termination of Agreement  . . . . . . . . . . . .   25
         Section 3.6      Increased Costs and Reduced Returns . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE 4 - CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 4.1      Conditions Precedent to Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 4.2      All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 5.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 5.2      Survival of Representations and Warranties, Etc . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE 6 - SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 6.1      Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 6.2      Continued Priority of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE 7 - COLLATERAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 7.1      Collection of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 7.2      Verification and Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 7.3      Disputes, Returns and Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 7.4      Invoices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 7.5      Delivery of Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 7.6      Sales of Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

         Section 7.7      Returned Goods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 7.8      Ownership and Defense of Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 7.9      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 7.10     Location of Offices and Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 7.11     Records Relating to Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 7.12     Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 7.13     Maintenance of Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 7.14     Information and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 7.15     Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 7.16     Mortgages of Newly Acquired Real Estate . . . . . . . . . . . . . . . . . . . . . . . . .   45

ARTICLE 8 - AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 8.1      Preservation of Corporate Existence and Similar Matters . . . . . . . . . . . . . . . . .   45
         Section 8.2      Compliance with Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 8.3      Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 8.4      Payment of Taxes and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 8.5      Accounting Methods and Financial Records  . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 8.6      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Section 8.7      Hazardous Waste and Substances; Environmental Requirements  . . . . . . . . . . . . . . .   46
         Section 8.8      Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Section 8.9      Revisions or Updates to Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE 9 - INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Section 9.1      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Section 9.2      Accountants' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 9.3      Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 9.4      Copies of Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 9.5      Notice of Litigation and Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 9.6      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE 10 - NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 10.1     Financial Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 10.2     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 10.3     Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 10.4     Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 10.5     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 10.6     Restricted Distributions and Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 10.7     Merger, Consolidation and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 10.8     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.9     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.10    Operating Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.11    Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.12    Sales and Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.13    Amendments of the Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.14    Minimum Availability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE 11 - DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 11.1     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 11.2     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 11.3     Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

         Section 11.4     Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 11.5     Miscellaneous Provisions Concerning Remedies  . . . . . . . . . . . . . . . . . . . . . .   59
         Section 11.6     Trademark License . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

ARTICLE 12 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         Section 12.1     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         Section 12.2     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Section 12.3     Stamp and Other Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Section 12.4     Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Section 12.5     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Section 12.6     Waiver of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Section 12.7     Reversal of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Section 12.8     Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Section 12.9     Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Section 12.10    Assignment; Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Section 12.11    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Section 12.12    Performance of Borrower's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Section 12.13    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Section 12.14    All Powers Coupled with Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Section 12.15    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Section 12.16    Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Section 12.17    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         Section 12.18    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         Section 12.19    Reproduction of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

                             EXHIBITS AND SCHEDULES


EXHIBIT A-1               FORM OF REVOLVING CREDIT NOTE
EXHIBIT A-2               FORM OF TERM NOTE
EXHIBIT B                 FORM OF BORROWING BASE CERTIFICATE
[EXHIBIT C                FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER]

SCHEDULE 1.1              Letter of Credit Fees
SCHEDULE 5.1(a)           Jurisdictions in Which Borrower is Qualified as a Foreign Corporation
SCHEDULE 5.1(b)           Borrower's Capital Stock
SCHEDULE 5.1(e)           Borrower's Business
SCHEDULE 5.1(f)           Exceptions to Governmental Approvals
SCHEDULE 5.1(g)           Non Lien Title Exceptions and Defects and Property
                          Disposed of Out of Ordinary Course of
                          Business
SCHEDULE 5.1(h)           Liens
SCHEDULE 5.1(i)           Indebtedness for Money Borrowed and Guaranties
SCHEDULE 5.1(j)           Litigation
SCHEDULE 5.1(k)           Tax Returns and Payments
SCHEDULE 5.1(o)           ERISA
SCHEDULE 5.1(t)           Location of Chief Executive Office
SCHEDULE 5.1(u)           Locations of Inventory
SCHEDULE 5.1(v)           Locations of Equipment
SCHEDULE 5.1(w)           Real Property
SCHEDULE 5.1(x)           Corporate and Fictitious Names
SCHEDULE 5.1(aa)          Employee Relations
SCHEDULE 5.1(ab)          Proprietary Rights
SCHEDULE 8.6              Use of Proceeds

                               SECURITY AGREEMENT

                           Dated as of June 28, 1995


         SENECA KNITTING MILLS CORPORATION, a New York corporation and NATIONSBANK OF GEORGIA, N.A., a national banking association, agree as follows:

                            ARTICLE 1 - DEFINITIONS

         Section 1.1  Definitions.  For the purposes of this Agreement:

         "Account Debtor" means a Person who is obligated on a Receivable.

         "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

         "Affiliate" means, with respect to a Person, (a) any officer, director, employee or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of any class of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

         "Agency Account" means an account of the Guarantor maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

         "Agency Account Agreement" means an agreement among the Guarantor, the Lender and a Clearing Bank (if other than the Lender) concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral.

         "Agreement" means this Agreement, including the Exhibits and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Benefit Plan" means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the city in which the principal office of the Lender is located are authorized to close.

         "Business Unit" means the assets constituting the business, or a division or operating unit thereof, of any Person.

         "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Clearing Bank" means the Lender and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means and includes all of the Guarantor's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

         (a)     all Receivables,

         (b)     all Inventory,

         (c)     all Equipment,

         (d)     all Contract Rights,

         (e)     all General Intangibles,

         (f)     all Deposit Accounts,

         (g)     all Real Estate,

         (h) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

         (i) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

         (j) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

         (k) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

         (l) all cash deposited with the Lender or any Affiliate thereof or which the Lender is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents, and

         (m) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

         "Contract Rights" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

         "Controlled Disbursement Account" means the account maintained by and in the name of the Guarantor with the Lender for the purpose of disbursing amounts credited thereto pursuant to SECTION 4.1(b)(ii).

         "Default" means any of the events specified in SECTION 8.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

         "Deposit Accounts" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

         "Dollar" and "$" means freely transferable United States dollars.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

         "Effective Date" means the Agreement Date.

         "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

         "Equipment" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         "Event of Default" means any of the events specified in SECTION 8.1.

         "Financing Statements" means the Uniform Commercial Code financing statements executed and delivered by the Guarantor to the Lender, naming the Lender as secured party and the Guarantor as debtor, in connection with this Agreement.

         "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

         "General Intangibles" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

         "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Guarantor" means Seneca Knitting Mills Corporation, a New York corporation, and its successors and assigns.

         "Guaranty", "Guaranteed" or to "Guarantee," as applied to any obligation of another Person shall mean and include

         (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

         (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

         "Indebtedness" of any Person means, without duplication, (a) Liabilities, (b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the non-cancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) in the case of the Guarantor (without duplication) the Loans.

         "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

         "Inventory" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

         "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,
(c) any Guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in CLAUSES (a), (b) or (c) above.

         "Lender" means NationsBank of Georgia, N.A., a national banking association, and its successors and assigns.

         "Lender's Office" means the office of the Lender specified in or determined in accordance with the provisions of SECTION 9.1(c).

         "Liabilities" means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

         "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

         "Lockbox" means the U.S. Post Office Box(es) specified in, or pursuant to, an Agency Account Agreement.

         "Materially Adverse Effect" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Guarantor or any of its Subsidiaries, (b) upon the respective ability of the Guarantor or any of its Subsidiaries to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings.

         "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of clause (f) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

         "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt and other instruments executed and delivered by the Guarantor to or for the benefit of the Lender by which the Lender acquires a Lien on the Guarantor's Real Estate and all amendments, modifications and supplements thereto.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Guarantor or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

         "Net Income" or "Net Loss" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,
(b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and (g) any other extraordinary item.

         "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Permitted Indebtedness for Money Borrowed" means existing Indebtedness disclosed by Guarantor to Lender.

         "Permitted Investments" means: Investments of the Guarantor in: (i) negotiable certificates of deposit, time deposits and banker's acceptances issued by the Lender or any Affiliate of the Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (iii) sales on credit in the ordinary course of business on terms customary in the industry, and (iv) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business.

         "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with SECTION 5.4, and (ii) in the case of warehousemen or landlords controlling locations where Inventory is located, only if such liens have been waived or subordinated to the Security Interest in a manner satisfactory to the Lender; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Real Estate, which in the sole judgment of the Lender do not materially detract from the value of such Real Estate or impair the use thereof in the business of the Guarantor;
(d) Liens of the Lender arising under this Agreement and the other Loan Documents; and (e) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Guarantor is fully protected by insurance or in respect of which the Guarantor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of the Guarantor.

         "Person" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

         "Purchase Money Indebtedness" means Indebtedness created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

         "Purchase Money Lien" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         "Real Estate" means all of the Guarantor's now owned or hereafter acquired estates in real property, including, without limitation, all fees, leaseholds, future interests and easements, together with all of the Guarantor's now owned or hereafter acquired interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "Receivables" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (c) cash and non-cash proceeds of any of the foregoing.

         "Related Company" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in CLAUSE (A) above or any partnership, trade or business described in CLAUSE (B) above.

         "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

         "Restricted Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

         "Schedule of Equipment" means a schedule delivered by the Guarantor to the Lender pursuant to the provisions of SECTION 4.14(C).

         "Schedule of Inventory" means a schedule delivered by the Guarantor to the Lender pursuant to the provisions of SECTION 4.14(B).

         "Schedule of Receivables" means a schedule delivered by the Guarantor to the Lender pursuant to the provisions of SECTION 4.14(A).

         "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) obligations, indebtedness and liabilities under the Subsidiary Guaranty and (b) all other indebtedness, liabilities, obligations, overdrafts, covenants and duties of the Guarantor to the Lender or any Affiliate of the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated.

         "Security Documents" means each of (a) the Financing Statements, (b) the Mortgages, and (c) each other writing executed and delivered by any Person securing the Secured Obligations or evidencing such security.

         "Security Interest" means the Liens of the Lender on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

         "Subsidiary" when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

         "Subsidiary Guaranty" means the Subsidiary Guaranty of even date herewith executed by the Guarantor in favor of the Lender.

         "Termination Event" means (a) a "Reportable Event" as defined in
Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

         "Unfunded Vested Accrued Benefits" means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

         Section 1.2  Other Referential Provisions.

         (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

         (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

         (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

         (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

         (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

         (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

         (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

         (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of Lender is located.

         (i) Whenever the phrase "to the knowledge of the Guarantor" or words of similar import relating to the knowledge of the Guarantor are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

         (j) The terms accounts, chattel paper, documents, equipment, instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC.

         Section 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

          ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

         Section 2.1 Representations and Warranties. The Guarantor represents and warrants to the Lender as follows:

         (a) Organization; Power; Qualification. The Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect. The jurisdictions in which the Guarantor is qualified to do business as a foreign corporation are listed on SCHEDULE 2.1(a).

         (b) Subsidiaries and Ownership of the Guarantor. The Guarantor has no Subsidiaries EXCEPT AS LISTED ON SCHEDULE 2.1(b-1). The outstanding stock of the Guarantor has been duly and validly issued and is fully paid and nonassessable by the Guarantor and the number and owners of such shares of capital stock of the Guarantor are set forth on SCHEDULE 2.1(b-2).

         (c) Authorization of Agreement and Guaranty. The Guarantor has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and the Guaranty in accordance with their respective terms. This Agreement and the Guaranty have been duly executed and delivered by the duly authorized officers of the Guarantor and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms.

         (d) Compliance of Agreement and Guaranty. The execution, delivery and performance of this Agreement and the Guaranty in accordance with their respective terms do not and will not, by the passage of time, the giving of notice or otherwise,

             (i) require any Governmental Approval or violate any applicable law relating to the Guarantor or any of its Affiliates,

             (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of the Guarantor, (B) any indenture, agreement or other instrument to which the Guarantor is a party or by which any of its property may be bound or (C) any Governmental Approval relating to the Guarantor, or,

            (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Guarantor other than the Security Interest.

         (e) Business. The Guarantor is engaged principally in the business described on SCHEDULE 2.1(e).

         (f) Compliance with Law; Governmental Approvals. Except as set forth in SCHEDULE 2.1(e), the Guarantor (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Guarantor, threatened attack by direct or collateral proceeding, and
(ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable laws relating to it, including, without being limited to, all Environmental laws and all occupational health and safety laws applicable to the Guarantor or its properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of the Guarantor.

         (g) Titles to Properties. Except as set forth in SCHEDULE 2.1(g), the Guarantor has good and marketable title to or a valid leasehold interest in all its Real Estate and valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of the Guarantor's business, including, but not limited to, those reflected on the balance sheet of the Guarantor delivered pursuant to SECTION 2.1(M)(II).

         (h) Liens. Except as set forth in SCHEDULE 2.1(g), none of the properties and assets of the Guarantor is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names the Guarantor as debtor and which has not been terminated has been filed in any state or other jurisdiction, and the Guarantor has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in SCHEDULE 2.1(i) and Permitted Liens.

         (i) Indebtedness and Guaranties. Set forth on SCHEDULE 2.1(i) is a complete and correct listing of all of the Guarantor's (i) Indebtedness for Money Borrowed and (ii) Guaranties. The Guarantor is not in default of any material provision of any agreement evidencing or relating to such any such Indebtedness or Guaranty.

         (j) Litigation. Except as set forth on SCHEDULE 2.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge of the Guarantor, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the

Guarantor or any of its property in any court or before any arbitrator of any kind or before or by any governmental body.

         (k) Tax Returns and Payments. Except as set forth on SCHEDULE 2.1(k), all United States federal, state and local and foreign national, provincial and local and all other tax returns of the Guarantor required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon the Guarantor and its property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 5.4. The charges, accruals and reserves on the books of the Guarantor in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Guarantor are in the judgment of the Guarantor adequate, and the Guarantor knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

         (l) Burdensome Provisions. The Guarantor is not a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which might have a Materially Adverse Effect.

         (m) Financial Statements. The Guarantor has furnished to the Lender a copy of its audited balance sheet as at April 1, 1995, and the related statements of income, cash flow and retained earnings for the twelve-month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of the Guarantor as at the dates thereof and the results of operations of the Guarantor for the periods then ended. Except as disclosed or reflected in such financial statements, the Guarantor had no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Guarantor.

         (n) Adverse Change. Since the date of the financial statements described in CLAUSE (i) of SECTION 2.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Guarantor has occurred that has had, or may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

         (o) ERISA. Neither the Guarantor nor any Related Company maintains or contributes to any Benefit Plan other than those listed on
SCHEDULE 2.1(o). Each Benefit Plan is in substantial compliance with ERISA, and neither the Guarantor nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by the Guarantor to be, incurred by the Guarantor or any Related Company.

         (p) Absence of Defaults. The Guarantor is not in default under its articles or certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by the Guarantor under any material agreement (other than this Agreement) or judgment, decree or order to which the Guarantor is a party or by which the Guarantor or any of its properties may be bound or which would require the Guarantor to make any payment thereunder prior to the scheduled maturity date therefor.


         (q) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Guarantor and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, no fact is known to the Guarantor which has had, or may in the future have (so far as the Guarantor can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in SECTION 2.1(m), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Effective Date. No document furnished or written statement made to the Lender by the Guarantor in connection with the negotiation, preparation or execution of this Agreement or the Guaranty contains or will contain any untrue statement of a fact material to the creditworthiness of the Guarantor or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

         (r) Solvency. In each case after giving effect to the Indebtedness represented by the Guaranty and the transactions contemplated by this Agreement, the Guarantor is solvent, having assets of a fair value which exceeds the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured, and the Guarantor is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

         (s) Chief Executive Office. The chief executive office of the Guarantor and the books and records relating to the Receivables are located at the address or addresses set forth on SCHEDULE 2.1(s); except as set forth
SCHEDULE 2.1(s), the Guarantor has not maintained its chief executive office or the books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date.

         (t) Status of Inventory. All Inventory is in good condition, meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use or sale, and is currently either usable or saleable in the normal course of the Guarantor's business, except to the extent reserved against in the financial statements delivered pursuant to ARTICLE 6 or as disclosed on a Schedule of Inventory delivered to the Lender pursuant to SECTION 4.14(b). Set forth on
SCHEDULE 2.1(t) is the (i) address (including street, city, county and state) of each facility at which Inventory is located, (ii) the approximate quantity in Dollars of the Inventory customarily located at each such facility, and
(iii) if the facility is leased or is a third party warehouse or processor location, the name of the landlord or such third party warehouseman or processor. All Inventory is located on the premises set forth on SCHEDULE 2.1(t) or is in transit to one of such locations, except as otherwise disclosed in writing to the Lender; the Guarantor has not located Inventory at premises other than those set forth on SCHEDULE 2.1(t) at any time during the twelve months immediately preceding the Agreement Date.

         (u) Equipment. All Equipment is in good order and repair in all material respects. Set forth on SCHEDULE 2.1(u) is the (i) address (including street, city, county and state) of each facility at which Equipment (other than motor vehicles) is located, (ii) the approximate value of Equipment located at such facility; and (iii) if such facility is leased, the name of the landlord. Except as set forth on SECTION 2.1(u), within the past twelve months no Equipment has been located at any other location.

         (v) Real Property. Set forth on SCHEDULE 2.1(v) is the (i) address (street, city, county and state) of each parcel of Real Estate owned or leased by the Guarantor; and (ii) the name of the lessor of each leased parcel.

         (w) Corporate and Fictitious Names; Trade Names. Except as otherwise disclosed on SCHEDULE 2.1(w), during the one-year period preceding the Agreement Date, the Guarantor has not been known as or used any corporate or fictitious name other than the corporate name of the Guarantor on the Effective Date. All trade names or styles under which the Guarantor sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on SCHEDULE 2.1(w).

         (x) Federal Regulations. The Guarantor is not engaged, principally or as one of its important activities, in the business of extending credit for tile purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System).

         (y) Investment Company Act. The Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).


         (z) Employee Relations. The Guarantor is not, except as set forth on SCHEDULE 2.1(z), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Guarantor's employees; the Guarantor knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

         (aa) Intellectual Property. The Guarantor owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others, and SCHEDULE 2.1(aa) lists all Intellectual Property owned by the Guarantor.

         Section 2.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this ARTICLE 2 and all statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Guarantor pursuant to or in connection with this Agreement or the Guaranty (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each loan under the Loan Agreement, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                         ARTICLE 3 - SECURITY INTEREST

         Section 3.1 Security Interest. (a) To secure the payment, observance and performance of the Secured Obligations, the Guarantor hereby mortgages, pledges and assigns all of the Collateral to the Lender for itself and as agent for any Affiliate of the Lender and grants to the Lender for itself and as agent for any Affiliate of the Lender a continuing security interest in, and a continuing Lien upon, all of the Collateral.

         (b) As additional security for all of the Secured Obligations, the Guarantor grants to the Lender for itself and as agent for any Affiliate of the Lender a security interest in, and assigns to the Lender for itself and as agent for any Affiliate of the Lender all of the Guarantor's right, title and interest in and to, any deposits or other sums at any time credited by or due from the Lender and each Affiliate of the Lender to the Guarantor, with the same rights therein as if the deposits or other sums were credited by or due from the Lender.

         Section 3.2 Continued Priority of Security Interest. (a) The Security Interest granted by the Guarantor shall at all times be valid, perfected and enforceable against the Guarantor and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

         (b) The Guarantor shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of SECTION 3.2(a) or to enable the Lender to exercise or enforce its rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, (ii) diligently seeking to obtain, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers, (iii) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking in such manner as the Lender may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable law.

         (c) The Lender is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Guarantor for any purpose described in SECTION 3.2(b). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by applicable law.

         (d) The Guarantor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                       ARTICLE 4  -  COLLATERAL COVENANTS

         Until the Loan Agreement has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided in SECTION 9.11:

         Section 4.1 Collection of Receivables. (a) The Guarantor will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, or of any other Collateral, to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement and in particular the Guarantor will (i) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Receivables to a specified Lockbox, and (ii) stamp all invoices relating to any such amounts with a legend satisfactory to the Lender indicating that payment is to be made to the Guarantor via a specified Lockbox.

         (b) The Guarantor and the Lender shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Agency Account Agreement to the Lender at the Lender's Office (i) for application, on account of the Secured Obligations, as provided in SECTION 8.2 and 8.3, such credits to be entered on the second Business Day following receipt and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and
(ii) with respect to any balance remaining after such application, so long as no Default or Event of Default has occurred and is continuing, for transfer to the Controlled Disbursement Account or such other account of the Guarantor as the Guarantor and the Lender may agree.

         (c) Any moneys, checks, notes, drafts or other payments referred to in CLAUSE (a) of this SECTION 4.1 which are received by or on behalf of the Guarantor will be held in trust for the Lender and will be delivered to the Lender at the Lender's Office as promptly as possible in the exact form received, together with any necessary endorsements.

         Section 4.2 Verification and Notification. The Lender shall have the right (a) at any time and from time to time, in the name of the Lender or in the name of the Guarantor, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise, and (b) after an Event of Default, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Lender and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Lender and, upon such notification and at the expense of the Guarantor, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Guarantor might have done.

         Section 4.3 Disputes, Returns and Adjustments. (a) In the event amounts due and owing under any Receivable in excess of $25,000.00 are in dispute between the Account Debtor and the Guarantor, the Guarantor shall provide the Lender with prompt written notice thereof.

         (b) The Guarantor shall notify the Lender promptly of all material returns and credits in excess of $25,000.00 in respect of any Receivable, which notice shall specify the Receivables affected.

         (c) The Guarantor may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon; PROVIDED that (i) no such action results in the reduction of more than $75,000.00 in the amount payable with respect to any Receivable or of more than $300,000.00 with respect to all Receivables in any fiscal year of the Guarantor, and (ii) the Lender is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

         Section 4.4 Invoices. (a) The Guarantor will not use any invoices except invoices in the forms delivered to the Lender prior to the Agreement Date, unless the Guarantor shall have given the Lender 45 days' prior notice of the intended use of a different form of invoice together with a copy of such different form.

         (b) Upon the request of the Lender, the Guarantor shall deliver to the Lender, at the Guarantor's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Lender shall specify.

         Section 4.5 Delivery of Instruments. In the event any Receivable in an amount in excess of $25,000.00 is, or Receivables in excess of $25,000.00 in the aggregate are, at any time evidenced by a promissory note or notes, trade acceptance or any other instrument for the payment of money, the Guarantor will immediately thereafter deliver such instruments to the Lender, appropriately endorsed to the Lender.

         Section 4.6 Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of applicable law.

         Section 4.7 Returned Goods. The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to the Guarantor by customers or is otherwise recovered.

         Section 4.8 Ownership and Defense of Title. (a) Except for Permitted Liens, the Guarantor shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers and except as otherwise expressly contemplated herein. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lender to any other sale or other disposition of any part or all of the Collateral.

         (b) The Guarantor shall defend its title in and to the Collateral and shall defend the Security Interest in the Collateral against the claims and demands of all Persons.

         (c) In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, the Guarantor shall (i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 4.9 Insurance. (a) The Guarantor shall at all times maintain insurance on the Inventory, Equipment and the improvements on all Real Estate against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Lender shall reasonably specify, in amounts and under policies issued by insurers acceptable to the Lender. All premiums on such insurance shall be paid by the Guarantor and copies of the policies delivered to the Lender. The Guarantor will not use or permit the Inventory, Equipment or such improvements to be used in violation of any applicable law or in any manner which might render inapplicable any insurance coverage.

         (b) All insurance policies required under SECTION 4.9(a) shall name the Lender as an additional named insured and shall contain "New York standard" loss payable clauses in the form submitted to the Guarantor by the Lender, or otherwise in form and substance satisfactory to the Lender, naming the Lender as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Lender, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iii) such policy and loss payable clauses may not be cancelled, amended or terminated unless at least ten days' prior written notice is given to the Lender.

         (c) Any proceeds of insurance referred to in this SECTION 4.9 which are paid to the Lender shall be, at the option of the Lender in its sole discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations.

         (d) The Guarantor shall at all times maintain, in addition to the insurance required by SECTION 4.9(a) or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         Section 4.10 Location of Offices and Collateral. (a) The Guarantor will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving the Lender 30 days' prior written notice thereof.

         (b) All Inventory, other than Inventory in transit to any such location, and all Equipment, other than motor vehicles, will at all times be kept by the Guarantor at one of the locations set forth in SCHEDULES 2.1(t) and 2.1(u), respectively, and shall not, without the prior written consent of the Lender, be removed therefrom except, so long as no Event of Default shall have occurred and be continuing, for sales of Inventory permitted under SECTION 4.8.

         (c) If any Inventory is in the possession or control of any of the Guarantor's agents or processors, the Guarantor shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lender, subject to the instructions of the Lender.

         Section 4.11 Records Relating to Collateral. (a) The Guarantor will at all times (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Guarantor, itemizing and describing the kind, type and quantity of Inventory and the Guarantor's cost therefor and a current price list for such Inventory, and (ii) keep complete and accurate records of all other Collateral.

         (b) The Guarantor will take a physical listing of all Inventory, wherever located, at least annually.

         Section 4.12 Inspection. The Lender (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Guarantor, at any time or times to (a) visit the properties of the Guarantor, inspect the Collateral and the other assets of the Guarantor and its Subsidiaries and inspect and make extracts from the books and records of the Guarantor and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, (b) discuss the Guarantor's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Lender hereunder or under any of the Loan Documents, with the Guarantor's and its Subsidiaries' (i) principal officers, (ii) independent accountants and other professionals providing services to the Guarantor, and
(iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers), and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Guarantor will deliver to the Lender any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of the Guarantor.

         Section 4.13 Maintenance of Equipment. The Guarantor shall maintain all physical property that constitutes Equipment in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

         Section 4.14  Information and Reports.

         (a) Schedule of Receivables. The Guarantor shall deliver to the Lender (i) on or before the Effective Date, a Schedule of Receivables as of a date not more than three Business Days prior to the Effective Date setting forth a detailed aged trial balance of all of its then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed, and (ii) no later than 10 days after the end of each accounting month of the Guarantor, a Schedule of Receivables as of the last Business Day of the Guarantor's immediately preceding accounting month setting forth (A) a detailed aged trial balance of all the Guarantor's then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed and (B) a reconciliation to the Schedule of Receivables delivered in respect of the next preceding accounting month.

         (b) Schedule of Inventory. The Guarantor shall deliver to the Lender on or before the Effective Date and no later than the first day of each accounting month of the Guarantor thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding accounting month of the Guarantor, itemizing and describing the kind, type, quantity and location of Inventory and the cost thereof.

         (c) Schedule of Equipment. The Guarantor shall deliver to the Lender on or before the Effective Date and thereafter on such subsequent dates as may be requested by the Lender, a Schedule of Equipment, describing each item of such Equipment and the location, cost and then current book value thereof.

         (d) Notice of Diminution of Value. The Guarantor shall give prompt notice to the Lender of any matter or event which has resulted in, or may result in, the actual or potential diminution in excess of $75,000.00 in the value of any of its Collateral, except for any diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in the financial statements previously delivered to the Lender pursuant to ARTICLE 6.

         (e) Certification. Each of the schedules delivered to the Lender pursuant to this SECTION 4.14 shall be certified by the Chief Financial Officer of the Guarantor to be true, correct and complete as of the date indicated thereon.

         (f) Other Information. The Lender may, in its discretion, from time to time require the Guarantor to deliver the schedules described in
SECTION 6.14(a), (b) and (c) more or less often and on different schedules than specified in such Section, and the Guarantor will comply with such requests. The Guarantor shall also furnish to the Lender such other information with respect to the Collateral as the Lender may from time to time reasonably request.

         Section 4.15 Power of Attorney. The Guarantor hereby appoints the Lender as its attorney, with power (a) to endorse the name of the Guarantor on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender's possession, and (b) to sign the name of the Guarantor on any invoice or bill of lading relating to any Receivables, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Lender by the Guarantor, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest or verifications of account and on notices to or from customers.

         Section 4.16 Mortgages of Newly Acquired Real Estate. Promptly upon the acquisition by the Guarantor of Real Estate, the Guarantor will execute and deliver in favor of the Lender a Mortgage, in form and substance satisfactory to the Lender, conveying to the Lender a Lien on such Real Estate, subject only to such prior Liens as the Lender shall consent to in writing and, if requested by the Lender, the Guarantor shall, at the expense of the Guarantor, obtain mortgagee title insurance in favor of the Lender insuring such Mortgage to create and convey such Lien, subject only to such exceptions.

                       ARTICLE 5 - AFFIRMATIVE COVENANTS

         Until the Loan Agreement has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided for in SECTION 9.11, the Guarantor will:

         Section 5.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         Section 5.2 Compliance with Applicable Law. Comply with all applicable laws relating to the Guarantor.

         Section 5.3 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Effective Date.

         Section 5.4  Payment of Taxes and Claims.  Pay or discharge when due
(a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Guarantor or such Subsidiary, EXCEPT that this SECTION 5.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

         Section 5.5 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

         Section 5.6 Hazardous Waste and Substances; Environmental Requirements. (a) In addition to, and not in derogation of, the requirements of SECTION 5.2 and of the Security Documents, comply with all laws, governmental standards and regulations applicable to the Guarantor or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, promptly notify the Lender of its receipt of any notice of a violation of any such law, rule, standard or regulation and indemnify and hold the Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Lender on account of the Guarantor's failure to perform its obligations under this SECTION 5.6.

         (b) Whenever the Guarantor gives notice to the Lender pursuant to this SECTION 5.6 with respect to a matter that reasonably could be expected to result in liability to the Guarantor in excess of $250,000.00 in the aggregate, the Guarantor shall, at the Lender's request and the Guarantor's expense, (i) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan to bring the Guarantor into compliance with such Environmental Laws and an estimate of the costs thereof, and (ii) provide to the Lender a supplemental report of such engineer whenever the scope of the noncompliance or the response thereto or the estimated costs thereof shall materially change.

         Section 5.7 Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Lender, whether pursuant to ARTICLE 6 or any other provision of this Agreement or the Guaranty, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter.

         Section 5.8 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Guarantor shall provide promptly to the Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); PROVIDED that no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Lender, in its sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

                            ARTICLE 6 - INFORMATION

         Until the Loan Agreement has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in

SECTION 9.11, the Guarantor will furnish to the Lender at the Lender's Office:

         Section 6.1  Financial Statements.

         (a) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Guarantor, copies of the consolidated and consolidating balance sheet of the Guarantor as at the end of such fiscal year and the related statements of income, shareholders' equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year of the Guarantor and reported on, without qualification, by Whisnant Company or other independent certified public accountants selected by the Guarantor and acceptable to the Lender.

         (b) Monthly Financial Statements. As soon as available, but in any event within 45 days after the end of each accounting month of the Guarantor, copies of (i) the unaudited unconsolidated balance sheet of the Guarantor as at the end of such month and the related unaudited income statement for the Guarantor for such month and for the portion of the fiscal year of the Guarantor through such month, certified by the chief financial officer of the Guarantor to the best of his knowledge as presenting fairly the financial condition and results of operations of the Guarantor as at the date thereof and for the periods ended on such date, subject to normal year end adjustments and (ii) the unaudited balance sheet of Ridgeview, Ltd. as at the end of such month and the related unaudited income statement for Ridgeview, Ltd. for such month and for the portion of the fiscal year of Ridgeview, Ltd. through such month, certified by the chief financial officer of the Guarantor to the best of his knowledge as presenting fairly the financial condition and results of operations of Ridgeview, Ltd. as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

All such financial statements shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

         Section 6.2 Accountants' Certificate. Together with each delivery of financial statements required by SECTION 6.1(a), a certificate of the accountants who performed the audit in connection with such statements (a) stating that they have reviewed this Agreement and that, in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof, and (b) setting forth the calculations necessary to establish whether or not the Guarantor was in compliance with the covenant contained in SECTION 7.1 as of the date of such statements.

The Guarantor authorizes the Lender to discuss the financial condition of the Guarantor with the Guarantor's independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Lender or the Guarantor's independent certified public accountants. The Guarantor shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this SECTION 6.2.

         Section 6.3 Officer's Certificate. Together with each delivery of financial statements required by SECTION 6.1(a) and (b), a certificate of the Guarantor's President or chief financial officer (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Guarantor with respect to such Default or Event of Default, and (b) setting forth the calculations necessary to establish whether or not the Guarantor was in compliance with the covenant contained in
SECTION 7.1 as of the date of such statements.

         Section 6.4 Copies of Other Reports. (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Guarantor or its Board of Directors by its independent public accountants, including, without limitation, all management reports.

         (b) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Guarantor as the Lender may reasonably request. The rights of the Lender under this SECTION 6.4(b) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.
         (c) If requested by the Lender, statements in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in Regulations G and U, respectively, of the Board of Governors of the Federal Reserve System.

         Section 6.5 Notice of Litigation and Other Matters. Prompt notice of:

         (a) the commencement, to the extent the Guarantor is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Guarantor or any Affiliate of the Guarantor or any of their respective property, assets or businesses which might, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

         (b) any amendment of the articles of incorporation or by laws of the Guarantor,

         (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Guarantor or any Affiliate of the Guarantor which has had or may have any Materially Adverse Effect and any change in the executive officers of the Guarantor, and

         (d) any (i) Default or Event of Default, or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by the Guarantor under any material agreement (other than this Agreement) to which the Guarantor is a party or by which the Guarantor or any of its property may be bound if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Materially Adverse Effect.

         Section 6.6 ERISA. As soon as possible and in any event within 30 days after the Guarantor knows, or has reason to know, that:

         (a) any Termination Event with respect to a Benefit Plan has occurred or will occur,

         (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $0, or

         (c) the Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or the chief financial officer of the Guarantor setting forth the details of such of the events described in CLAUSES (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in CLAUSES (a) through (c) as applicable.

                         ARTICLE 7 - NEGATIVE COVENANTS

         Until the Loan Agreement has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in SECTION 9.11, the Guarantor will not directly or indirectly:

         Section 7.1 Indebtedness. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for Permitted Indebtedness for Money Borrowed.

         Section 7.2 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person except for the Subsidiary Guaranty.

         Section 7.3 Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be
outstanding, other than Permitted   Investments.

         Section 7.4 Restricted Distributions and Payments, Etc. Declare or make any Restricted Distribution or Restricted Payment other than (i) loans to officers, directors, shareholders, subsidiaries and Affiliates not to exceed $25,000.00 at any time outstanding or (ii) dividends paid to the shareholders of the Guarantor.

         Section 7.5 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person.

         Section 7.6 Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to the Guarantor than would be the case if such transaction had been effected with a Person not an Affiliate.

         Section 7.7 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of the Guarantor, real, personal or mixed, tangible or intangible, except for Permitted Liens.

         Section 7.8 Operating Leases. Enter into any lease other than a Capitalized Lease which would cause the annual payment obligations of the Guarantor under all leases (other than leases of real property listed on SCHEDULE 2.1(u) and Capitalized Leases) to exceed $175,000.00 in the aggregate.

         Section 7.9 Benefit Plans. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Guarantor to exceed $0.

         Section 7.10 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Guarantor to such Person.

         Section 7.11 Amendments of Other Agreements. Amend in any way the interest rate or principal amount or schedule of payments of principal and interest with respect to any Indebtedness (other than the Secured Obligations) other than to reduce the interest rate or extend the schedule of payments with respect thereto.


                              ARTICLE 8 - DEFAULT

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

         (a) Default in Payment of Subsidiary Guaranty. The Guarantor shall default in any payment under the Subsidiary Guaranty.

         (b) Other Payment Default. The Guarantor shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for five days after written notice thereof has been given to the Guarantor by the Lender.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Guarantor under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

         (d) Default in Performance. The Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in (i) ARTICLES 3, 4, 5, 6 or 7 or (ii) this Agreement (other than is specifically provided for otherwise in this SECTION 8.1) and such default shall continue for a period of 10 days after written notice thereof has been given to the Guarantor by the Lender.

         (e) Indebtedness Cross-Default. (i) The Guarantor shall fail to pay when due and payable the principal of or interest on any Indebtedness (other than the Subsidiary Guaranty) where the principal amount of such Indebtedness is in excess of $100,000.00, or (ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or (iii) any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity.

         (f) Other Cross-Defaults. The Guarantor shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness), if the exercise of remedies thereunder by the other party to such agreement could have a Materially Adverse Effect.

         (g) Voluntary Bankruptcy Proceeding. The Guarantor shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Guarantor in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Guarantor or of all or any substantial part of the assets, domestic or foreign, of the Guarantor, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Guarantor (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (i) Loan Documents. Any event of default or Event of Default under the Subsidiary Guaranty shall occur or the Guarantor shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by the Guarantor under the Subsidiary Guaranty or any provision of this Agreement, or of the Subsidiary Guaranty after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or the Guarantor or other party thereto (other than the Lender) shall so state in writing, or this Agreement or the Subsidiary Guaranty, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

         (j) Judgment. A judgment or order for the payment of money which exceeds $250,000.00 in amount not covered by insurance shall be entered against the Guarantor by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

         (k) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $250,000.00 in value shall be issued against any property of the Guarantor and such warrant or process shall continue undischarged or unstayed for 30 days.

         (l) ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of the Guarantor) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, (ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) the Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Guarantor's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

         (m) Qualified Audits. The independent certified public accountants retained by the Guarantor shall refuse to deliver an opinion in accordance with SECTION 6.1(a) with respect to the annual financial statements of the Guarantor.

         (n) Change of Control. There occurs any change in ownership with respect to the Guarantor.

         (o) Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or in the sole judgment of the Lender would have, either individually or in the aggregate, a Materially Adverse Effect.

         (p) Ridgeview. A Default or an Event of Default shall occur under any loan agreement to which Ridgeview, Inc. and the Lender are now or hereafter parties.

         Section 8.2      Remedies.

         (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in SECTION 8.1(g) or (h), the Subsidiary Guaranty and all other amounts owed to the Lender under this Agreement or the Subsidiary Guaranty and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Subsidiary Guaranty to the contrary notwithstanding.

         (b) Other Remedies. If any Event of Default (other than as specified in SECTION 8.1(g) or (h)) shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

             (i) declare the Subsidiary Guaranty and all other amounts owed to the Lender under this Agreement or the Subsidiary Guaranty and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Subsidiary Guaranty to the contrary notwithstanding;

            (ii) notify, or request the Guarantor to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Lender or any agent or designee of the Lender, at such address as may be specified by the Lender, and, if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Guarantor, the Guarantor shall hold all such payments it receives in trust for the Lender, without commingling the same with other funds or property of, or held by, the Guarantor and shall deliver the same to the Lender or any such agent or designee immediately upon receipt by the Guarantor in the identical form received, together with any necessary endorsements;

            (iii) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Lender considers advisable and in all such cases only the net amounts received by the Lender in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral, and the Guarantor shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

            (iv) enter upon any premises on which Inventory or Equipment may be allocated and, without resistance or interference by the Guarantor, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Lender shall choose, without being liable to the Guarantor on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

             (v) require the Guarantor to and the Guarantor shall, without charge to the Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Lender or any agent or representative of the Lender at such place or places as the Lender may designate;

            (vi) at the expense of the Guarantor, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and the Lender shall not be liable to the Guarantor on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

            (vii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Guarantor's premises and, without breach of the peace, until the Lender completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Guarantor's equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Lender is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of the Guarantor under all licenses and franchise agreements shall inure to the Lender's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

            (viii) exercise any and all of its rights under any and all of the Security Documents;

            (ix) apply any cash Collateral to the payment of the Secured Obligations in any order in which the Lender may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

            (x) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Guarantor shall cause to be forwarded to the Lender at the Lender's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such

         Lockboxes, together with collection reports in form and substance satisfactory to the Lender; and

            (xi) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Guarantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Guarantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 8.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

         (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees,

         (b) Second: to the payment of the Secured Obligations (with the Guarantor remaining liable for any deficiency) in any order which the Lender may elect, and

         (c) Third: the balance (if any) of such proceeds shall be paid to the Guarantor or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

THE GUARANTOR SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

         Section 8.4 Power of Attorney. In addition to the authorizations granted to the Lender under SECTION 4.15 or under any other provision of this Agreement or any of the Loan Documents, upon and after an Event of Default, the Guarantor hereby irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender from time to time) as the Guarantor's true and lawful attorney and agent in fact, and the Lender or any agent of the Lender may, without notice to the Guarantor, and at such time or times as the Lender or any such agent in its sole discretion may determine, in the name of the Guarantor or the Lender,

         (a) demand payment of the Receivables, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend or renew any or all of the Receivables or any legal proceedings brought to collect the Receivables, discharge and release the Receivables or any of them and exercise all of the Guarantor's rights and remedies with respect to the collection of Receivables,

         (b) prepare, file and sign the name of the Guarantor on any proof of claim in bankruptcy or any similar document against any Account Debtor or any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

         (c) endorse the name of the Guarantor upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

         (d) use the stationery of the Guarantor, open the Guarantor's mail, notify the post office authorities to change the address for delivery of the Guarantor's mail to an address designated by the Lender and sign the name of the Guarantor to verifications of the Receivables and on any notice to the Account Debtors,

         (e) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Guarantor or any Subsidiary of the Guarantor has access.

         Section 8.5      Miscellaneous Provisions Concerning Remedies.

         (a) Right Cumulative. The rights and remedies of the Lender under this Agreement, the Subsidiary Guaranty shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         (b) Waiver of Marshalling. The Guarantor hereby waives any right to require any marshalling of assets and any similar right.

         (c) Limitation. Nothing contained in this ARTICLE 8 or elsewhere in this Agreement or in the Subsidiary Guaranty shall be construed as requiring or obligating the Lender or any agent or designee of the Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Lender nor any of its agents or designees shall have any liability to the Guarantor for actions taken pursuant to this ARTICLE 8, any other provision of this Agreement or the Subsidiary Guaranty, so long as the Lender or such agent or designee shall act reasonably and in good faith.

         (d) Appointment of Receiver. In any action under this ARTICLE 8, the Lender shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

         Section 8.6 Trademark License. The Guarantor hereby grants to the Lender the nonexclusive right and license to use the trademarks described on SCHEDULE 8.6 and any other trademark then used by the Guarantor, for the purposes set forth in SECTION 8.2(b)(vii) and for the purpose of enabling the Lender to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Lender's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Guarantor or any other Person by the Lender. The Guarantor hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this SECTION 8.6.

                           ARTICLE 9 - MISCELLANEOUS

         Section 9.1      Notices.

         (a) Method of Communication. Except as specifically provided in this Agreement or in the Subsidiary Guaranty, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal; provided that in the case of notices to the Lender, the Lender shall be charged with knowledge of the contents thereof only when such notice is actually received by the Lender. A telephonic notice to the Lender as understood by the Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

         If to the Guarantor:                   c/o Ridgeview, Inc.
                                                Post Office Box 8
                                                Newton, NC  28658
                                                Attention: Walter Bost
                                                Facsimile No.: 704-464-2994

         With a copy to:                        Isenhower, Wood & Cilley, P.A.
                                                Post Office Box 145
                                                Newton, NC  28658-0145
                                                Attention: David L. Isenhower
                                                Facsimile No.: 704-465-3707

         If to the Lender:                      NationsBank of Georgia, N.A.
                                                c/o NationsBank Business Credit
                                                600 Peachtree Street, 13th Floor
                                                Atlanta, Georgia  30308
                                                Attention: Scott Goldstein
                                                Facsimile No.:  (404) 607-6439

         (c) Lender's Office. The Lender hereby designates its office located at 600 Peachtree Street, 13th Floor, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Guarantor, as the office to which payments due are to be made and at which Loans will be disbursed.

         Section 9.2 Expenses. The Guarantor agrees to pay or reimburse on demand all costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the Subsidiary Guaranty, (ii) the costs and expenses of appraisals of the Collateral, (iii) the costs and expenses of lien and title searches and title insurance, (iv) the costs and expenses of environmental reports with respect to the Real Estate, (v) taxes, fees and other charges of recording the Mortgages, filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interest; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Lender relating to this Agreement or the Subsidiary Guaranty;
(c) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of the Guarantor under the Subsidiary Guaranty that the Guarantor fails to pay or take; (d) costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Lender, travel, lodging, and meals for inspections of the Collateral and the Guarantor's operations and books and records by the Lender's agents up to four times per year and whenever an Event of Default exists; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox; (f) costs and expenses of preserving and protecting the Collateral; (g) after the occurrence of a Default, consulting with and obtaining opinions and appraisals from one or more Persons, including real estate and personal property appraisers, accountants and lawyers, concerning the value of any Collateral, including Real Estate, for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and (h) costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, including Real Estate, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Guarantor.

         Section 9.3 Stamp and Other Taxes. The Guarantor will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

         Section 9.4 Setoff. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, the Lender and any participant with the Lender in the Loans are hereby authorized by the Guarantor at any time or from time to time, without notice to the

Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender or any participant to or for the credit or the account of the Guarantor against and on account of the Secured Obligations irrespective or whether or not (a) the Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION 8.2 and although such Secured Obligations shall be contingent or unmatured.

         Section 9.5 Litigation. EACH OF THE LENDER AND THE Guarantor HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE Guarantor OR THE LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE Guarantor AND THE LENDER OF ANY KIND OR NATURE. THE Guarantor AND THE LENDER HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE LENDER, ANY COURT IN WHICH THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH THE Guarantor TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE Guarantor AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE Guarantor EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE Guarantor AND ITS COUNSEL AT THE RESPECTIVE ADDRESSES SET FORTH IN SECTION 9.1(B), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

         Section 9.6 Waiver of Rights. THE Guarantor HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH THE Guarantor HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE LENDER, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON DEFAULT OR EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE LENDER MAY HAVE, THE Guarantor CONSENTS THAT, IF THE LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-

261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW. THE Guarantor HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

         Section 9.7 Reversal of Payments. To the extent the Guarantor makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral for the Guarantor's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations, and, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Lender.

         Section 9.8 Injunctive Relief. The Guarantor recognizes that, in the event the Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender; therefore, the Guarantor agrees that the Lender, at the Lender's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 9.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Guarantor to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Lender to the contrary, be performed in accordance with GAAP.

         Section 9.10 Assignment; Participation. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Guarantor may not assign or transfer any of its rights under the Agreement. The Lender may assign to one or more Persons, or sell participations to one or more Persons in, all or a portion of its rights and obligations hereunder and under the Note and, in connection with any such assignment or sale of a participation, may assign its rights and obligations under the Security Documents. The Lender may, in connection with any assignment or proposed assignment or sale or proposed sale of a participation, disclose to the assignee or proposed assignee or participant or proposed participant any information relating to the Guarantor furnished to the Lender by or on behalf of the Guarantor.

         Section 9.11 Amendments. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by the Guarantor. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         Section 9.12 Performance of Guarantor's Duties. The Guarantor's obligations under this Agreement and each of the Loan Documents shall be performed by the Guarantor at its sole cost and expense. If the Guarantor shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of the Guarantor, and the Guarantor hereby irrevocably authorizes the Lender so to act.

         Section 9.13 Indemnification. The Guarantor agrees to reimburse the Lender for all reasonable costs and expenses, including counsel fees and disbursements, incurred and to indemnify and hold the Lender harmless from and against all losses suffered by the Lender, other than losses resulting from the Lender's gross negligence or willful misconduct, in connection with (a) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between the Guarantor and the Lender in which the Guarantor prevails in a final unappealed or unappealable judgment, and (c) the collection or enforcement of the Secured Obligations or any of them.

         Section 9.14 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

         Section 9.15 Survival. Notwithstanding any termination of this Agreement, (a) until all Secured Obligations have been paid in full and the Loan Agreement terminated, the Lender shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and (b) the indemnities to which the Lender is entitled under the provisions of this ARTICLE 9 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

         Section 9.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 9.17 Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of Georgia.

         Section 9.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         Section 9.19 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microcard, microfilm, miniature photographic or other similar process, and the Lender may destroy any original document so reproduced. Each party hereto stipulates that, to the extent permitted by applicable laws any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.


                                            GUARANTOR:

                                            SENECA KNITTING MILLS CORPORATION
[CORPORATE SEAL]

Attest:                                     By: /s/ Hugh R. Gaither
                                                ---------------------------
                                               Name:
                                                     ----------------------
By: /s/ Walter L. Bost, Jr.                    Title: President
    ---------------------------
    Name: Walter L. Bost, Jr.
    Title: Secretary


                                            LENDER:

                                            NATIONSBANK OF GEORGIA, N.A.

                                            By: /s/ Scott Goldstein
                                                ---------------------------
                                               Name: Scott Goldstein
                                               Title: VP






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